                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    -----------

                                      FORM 8-K

                                   CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 October 10, 1997
                    (Date of Report - earliest event reported)


                            DURA PHARMACEUTICALS, INC.
              (Exact name of registrant as specified in its charter)

          DELAWARE                     000-19809                95-3645543
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)          Identification No.)

      7475 LUSK BOULEVARD, SAN DIEGO, CALIFORNIA                 92121
       (Address of principal executive offices)                 (Zip Code)

         REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE IS (619) 457-2553

Item 5.       Other Events.

On October 10, 1997, Dura Pharmaceuticals, Inc. (the "Company") announced its intention to exercise, prior to the completion of a proposed offering of securities by Spiros Development Corporation II, Inc. and subject to providing official shareholder notification, its option to acquire all of the callable common stock of Spiros Development Corporation ("SDC") for an aggregate purchase price estimated to be $45.7 million payable in cash, shares of the Company's common stock, or any combination thereof (the "SDC Purchase"). Through a series of license, development, and management agreements with the Company, SDC is developing Spiros-TM-, a pulmonary drug delivery system, for use with certain respiratory drugs.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1997 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 give effect to (i) the SDC Purchase and (ii) the Product Acquisitions (as defined herein), as if such transactions occurred as of June 30, 1997 for the condensed consolidated balance sheet and as of January 1, 1996 for the condensed consolidated statements of operations. Additionally, the pro forma condensed consolidated balance sheet as of June 30, 1997 includes the pro forma effect of $287.5 million principal amount of 3 1/2% convertible subordinated notes issued by the Company in the third quarter of 1997.

The pro forma condensed consolidated financial statements are based on the historical financial statements of the Company and SDC and information regarding sales of the products prior to their acquisition by the Company, giving effect to the acquisition of SDC applying the purchase method of accounting and to the assumptions and adjustments as discussed in the accompanying notes to the pro forma condensed consolidated financial statements. These pro forma condensed consolidated financial statements have been prepared by the management of the Company based upon the consolidated financial statements of the Company and SDC as of June 30, 1997 (unaudited) and for the year ended December 31, 1996 and the six months ended June 30, 1997 (unaudited). In the opinion of the management of the Company, all pro forma adjustments necessary to state fairly such pro forma financial information have been made. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what actual results of operations would have been for the periods had the transactions occurred on the dates indicated. In addition, such financial statements do not purport to indicate the results of future operations or financial position of the Company from the acquisition dates forward.

Also included in this report are audited financial statements of SDC as of December 31, 1995 and 1996 and for the periods then ended and unaudited financial statements as of June 30, 1997 and for the periods ended June 30, 1996 and 1997.

DURA PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
JUNE 30, 1997
IN THOUSANDS
--------------------------------------------------------------------------------

                                                                                Convertible        SDC
                                                                                   Notes          Purchase            Pro Forma
ASSETS                                                    Dura         SDC      Adjustment     Adjustments          As Adjusted
                                                      ----------    ---------   ------------    -----------          -----------
Current Assets:
   Cash, cash equivalents, and short-term
    investments                                       $  186,194    $  11,887   $ 278,325  (a)                       $  476,406
   Other current assets                                   36,767                                $  (2,934) (b)           33,833
                                                      ----------    ---------   ---------       ---------            ----------
     Total current assets                                222,961       11,887     278,325          (2,934)              510,239

Property                                                  39,956                                                         39,956
License Agreements and Product Rights                    251,704                                                        251,704
Other Non-Current Assets                                  20,915                    9,175  (a)                           30,090
                                                      ----------    ---------   ---------       ---------            ----------
     Total                                            $  535,536    $  11,887   $ 287,500       $  (2,934)           $  831,989
                                                      ----------    ---------   ---------       ---------            ----------
                                                      ----------    ---------   ---------       ---------            ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable and accrued liabilities            $  34,121     $  2,942                   $  (2,934) (b)       $   34,129
   Current portion of long-term obligations               22,896                                                         22,896
                                                      ----------    ---------                   ---------            ----------
     Total current liabilities                            57,017        2,942                      (2,934)               57,025

Convertible Debt                                                                 $287,500  (a)                          287,500
Other Non-Current Liabilities                              9,801                                                          9,801
                                                      ----------    ---------   ---------       ---------            ----------
     Total liabilities                                    66,818        2,942     287,500          (2,934)              354,326
                                                      ----------    ---------   ---------       ---------            ----------

Shareholders' Equity:
   Common stock                                          531,377            1                      45,706  (c)          577,084
   Additional paid-in capital                                  -       40,641                     (40,641) (c)
   Accumulated deficit                                   (60,923)     (31,703)                     (6,871) (c),(d)      (99,497)
   Unrealized gain on investments                             76            6                          (6)                   76
   Warrant subscriptions receivable                       (1,812)                                   1,812  (d)
                                                      ----------    ---------   ---------       ---------            ----------
     Total shareholders' equity                          468,718        8,945                                           477,663
                                                      ----------    ---------   ---------       ---------            ----------
     Total                                            $  535,536    $  11,887  $  287,500       $  (2,934)           $  831,989
                                                      ----------    ---------   ---------       ---------            ----------
                                                      ----------    ---------   ---------       ---------            ----------

See accompanying notes to pro forma condensed consolidated financial statements.

DURA PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 1996
IN THOUSANDS, EXCEPT PER SHARE DATA
--------------------------------------------------------------------------------

                                                                                   SDC               Product
                                                                                  Purchase           Purchase           Pro Forma
                                                           Dura         SDC     Adjustments         Adjustments        As Adjusted
                                                        ---------    ---------  -----------        ------------        -----------
REVENUES:
   Sales                                                $  79,563                                   $  51,047  (a)     $  130,610
   Contract                                                24,556    $     200    $  (19,138) (a)                           5,618
                                                        ---------    ---------    ----------        ---------          ----------
                Total revenues                            104,119          200       (19,138)          51,047             136,228
                                                        ---------    ---------    ----------        ---------          ----------

OPERATING COSTS AND EXPENSES:
   Cost of sales                                           21,301                                       5,112  (a)         26,413
   Clinical, development and regulatory                    18,540       20,840       (20,840) (b)                          18,540
   Selling, general and administrative                     42,631                                      17,535  (a),(b)     60,166
                                                        ---------    ---------    ----------        ---------          ----------
                Total operating costs and expenses         82,472       20,840       (20,840)          22,647             105,119
                                                        ---------    ---------    ----------        ---------          ----------

OPERATING INCOME (LOSS)                                    21,647      (20,640)        1,702           28,400              31,109
                                                        ---------    ---------    ----------        ---------          ----------
OTHER:
   Interest income                                          6,897        1,788                         (5,088) (c)          3,597
   Other - net                                               (677)                                                           (677)
                                                        ---------    ---------    ----------        ---------          ----------
                Total other                                 6,220        1,788                         (5,088)              2,920
                                                        ---------    ---------    ----------        ---------          ----------

INCOME (LOSS) BEFORE INCOME TAXES                          27,867      (18,852)        1,702           23,312              34,029
PROVISION FOR INCOME TAXES                                  3,539            2        (2,839) (c)       9,325  (d)         10,027
                                                        ---------    ---------    ----------        ---------          ----------
NET INCOME (LOSS)                                       $  24,328   $  (18,854)   $    4,541        $  13,987          $   24,002
                                                        ---------    ---------    ----------        ---------          ----------
                                                        ---------    ---------    ----------        ---------          ----------

NET INCOME PER SHARE                                    $    0.60                                                      $     0.58
                                                        ---------                                                      ----------
                                                        ---------                                                      ----------
WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON EQUIVALENT
  SHARES                                                   40,479                                                          41,594
                                                        ---------                                                      ----------
                                                        ---------                                                      ----------

See accompanying notes to pro forma condensed consolidated financial statements.

DURA PHARMACEUTICALS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1997
IN THOUSANDS, EXCEPT PER SHARE DATA
--------------------------------------------------------------------------------

                                                                                         SDC            Product
                                                                                       Purchase         Purchase        Pro Forma
                                                               Dura         SDC       Adjustments     Adjustments       As Adjusted
                                                            ---------    ----------   -----------     -----------       -----------
REVENUES:
   Sales                                                    $  69,339                                  $  4,860 (a)      $ 74,199
   Contract                                                    15,184                  $(12,240) (a)                        2,944
                                                            ---------    ---------    ---------        --------          --------
         Total revenues                                        84,523                   (12,240)          4,860            77,143
                                                            ---------    ---------    ---------        --------          --------

OPERATING COSTS AND EXPENSES:
   Cost of sales                                               15,946                                       243 (a)        16,189
   Clinical, development and regulatory                        12,353    $  13,177      (13,177) (b)                       12,353
   Selling, general and administrative                         32,752                                     1,915 (a),(b)    34,667
                                                            ---------    ---------    ---------        --------          --------
         Total operating costs and expenses                    61,051       13,177      (13,177)          2,158            63,209
                                                            ---------    ---------    ---------        --------          --------

OPERATING INCOME (LOSS)                                        23,472      (13,177)         937           2,702            13,934
                                                            ---------    ---------    ---------        --------          --------
OTHER:
   Interest income                                              6,379          556                         (962) (c)        5,973
   Other - net                                                   (278)                                                       (278)
                                                            ---------    ---------    ---------        --------          --------
         Total other                                            6,101          556                         (962)            5,695
                                                            ---------    ---------    ---------        --------          --------

INCOME (LOSS) BEFORE INCOME TAXES                              29,573      (12,621)         937           1,740            19,629
PROVISION FOR INCOME TAXES                                     11,504          -         (4,557) (c)        696 (d)         7,643
                                                            ---------    ---------    ---------        --------          --------
NET INCOME (LOSS)                                           $  18,069    $ (12,621)   $   5,494        $  1,044          $ 11,986
                                                            ---------    ---------    ---------        --------          --------
                                                            ---------    ---------    ---------        --------          --------
NET INCOME PER SHARE                                        $    0.38                                                    $   0.25
                                                            ---------                                                    --------
                                                            ---------                                                    --------

WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON EQUIVALENT
  SHARES                                                       47,285                                                      48,400
                                                            ---------                                                    --------
                                                            ---------                                                    --------

See accompanying notes to pro forma condensed consolidated financial statements.

Dura Pharmaceuticals, Inc.
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

1. Dura Pharmaceuticals, Inc. (the "Company") intends to exercise, prior to the completion of a proposed offering of securities by Spiros Development Corporation II, Inc. and subject to providing official shareholder notification, its option to acquire all of the outstanding common stock of Spiros Development Corporation ("SDC") for an aggregate purchase price estimated to be $45.7 million, payable in cash, shares of the Company's common stock, or any combination thereof. The Company has initially assigned the estimated aggregate excess of cost over the fair value of net assets to be acquired to in-process technology and does not expect that other material tangible or intangible assets will be identified.
    The Company expects to record a charge to earnings for the amount of the in-process technology in the period in which the purchase of SDC occurs. This charge has not been reflected in the pro forma condensed consolidated statements of operations as it is non-recurring, but is reflected in the pro forma condensed consolidated balance sheet.

    In the third quarter of 1997, the Company issued an aggregate $287.5 million of 3 1/2% convertible subordinated notes. Although the issuance of these notes was not related to the proposed purchase of SDC, the accompanying pro forma condensed consolidated balance sheet includes an adjustment to reflect the issuance of the notes.

2. The pro forma condensed consolidated balance sheet includes the adjustments necessary as if the purchase of SDC and the issuance of the convertible subordinated notes discussed in Note 1 had occurred on June 30, 1997. The adjustments are summarized as follows:

    (a) To record the issuance of $287.5 million in convertible subordinated notes.

         Cash and short-term investments              $278,325
         Debt issue costs (other non-current assets)     9,175
         Convertible debt                                      $287,500

    (b)  To eliminate intercompany accounts payable and receivable.

         Accounts payable and accrued liabilities     $  2,934
         Other current assets                                  $  2,934

    (c) To record the issuance of shares of the Company's common stock for the acquisition of SDC, the elimination of SDC's equity accounts, and the charge to earnings resulting from the allocation of acquisition cost to in-process technology.

         Accumulated deficit                          $ 36,762
         Additional paid-in capital                     40,641
         Common stock                                        1
         Unrealized gain on investments                      6

         Common stock                                          $ 45,707
         Accumulated deficit                                     31,703

    (d)  To eliminate warrant subscriptions receivable.

         Accumulated deficit                         $  1,812
         Warrant subscriptions receivable                      $  1,812


3. The pro forma condensed consolidated statements of operations include the adjustments necessary to reflect the purchase of SDC as if it had occurred on January 1, 1996. The pro forma adjustments are summarized as follows:

    For the year ended December 31, 1996:

    (a)  To eliminate contract revenue recognition by the Company related to
    activities conducted on behalf of SDC.                     $ 19,138

    (b)  To eliminate research and development expenses recognized by SDC
    related to activities conducted by the Company.            $ 20,840

    (c) To record the reduction in the provision for income taxes related to the decrease in income before income taxes resulting from the combination
    of the Company and SDC (see further discussion below).     $  2,839

    For the six months ended June 30, 1997:

    (a)  To eliminate contract revenue recognition by the Company related to
    activities conducted on behalf of SDC.                     $ 12,240

    (b)  To eliminate research and development expenses recognized by SDC
    related to activities conducted by the Company.            $ 13,177

    (c) To record the reduction in the provision for income taxes related to the decrease in income before income taxes resulting from the combination
    of the Company and SDC. (see further discussion below).    $  4,557

    No income tax benefit was recognized by SDC in its historical financial statements for the increase in its deferred tax assets due to the uncertainty regarding its ability to realize those assets. Accordingly, the pro forma adjustment for the provision for income taxes for the year ended December 31, 1996 and the six months ended June 30, 1997 was determined by combining the results of operations of SDC with those of the Company for the respective periods and calculating the provision for income taxes as if the Company had acquired SDC on January 1, 1996.

    The weighted average number of shares used to calculate pro forma net income per share for the year ended December 31, 1996 and the six months ended June 30, 1997 is based on the historical weighted average shares outstanding for the Company for the respective periods adjusted to reflect as of January 1, 1996 the assumed issuance of 1,114,799 shares of the Company's common stock as discussed in Note 1.

4. On May 7, 1997, the Company acquired the U.S. rights to the intranasal steroid products Nasarel and Nasalide for $70 million plus additional future contingent payments. On September 5, 1996, the Company acquired the U.S. marketing rights to the patented antibiotics Keftab and Ceclor CD for $100 million plus additional future contingent payments. On July 3, 1996, the Company acquired certain Entex products for $45 million. The following pro forma adjustments reflect the impact of these acquisitions as if they had occurred on January 1, 1996. These acquisitions are referred to collectively herein as the "Product Acquisitions." These pro forma adjustments do not reflect any revenues or expenses for Ceclor CD as this product was launched after it was acquired by the Company.

    For the year ended December 31, 1996:

    (a) To record product sales, cost of sales, and estimated selling, general and administrative expenses.
           Sales                                               $ 51,047
           Cost of sales                                          5,112
           Selling, general and administrative expenses          12,842

    (b)  To record amortization of product rights.             $  4,693

    (c)  To record reduction in interest income from the use of cash for the
    acquisition of products.                                   $  5,088

    (d)  To record a provision for income taxes (based on statutory tax rates
    in effect during 1996).                                    $  9,325

    For the six months ended June 30, 1997:

    (a) To record product sales, cost of sales, and estimated selling, general and administrative expenses.
           Sales                                               $  4,860
           Cost of sales                                            243
           Selling, general and administrative expenses           1,215

    (b)  To record amortization of product rights.             $    700

    (c)  To record reduction in interest income from the use of cash for the
    acquisition of products.                                  $    962

    (d)  To record a provision for income taxes (based on statutory tax rates
    in effect during 1996).                                    $   696

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Spiros Development Corporation:

We have audited the accompanying balance sheets of Spiros Development Corporation (a development stage enterprise) (the "Company") as of December 31, 1995 and 1996, the related statements of operations, shareholders' equity and cash flows for the period December 5, 1995 (date of incorporation) to December 31, 1995, the year ended December 31, 1996 and for the period from December 5, 1995 (date of incorporation) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the period December 5, 1995 (date of incorporation) to December 31, 1995, the year ended December 31, 1996, and for the period from December 5, 1995 (date of incorporation) to December 31, 1996 in conformity with generally accepted accounting principles.

The Company is in the development stage as of December 31, 1996. As discussed in Note 1 to the financial statements, the Company has yet to complete product development, obtain required regulatory approvals, or verify the market acceptance and demand for its products. As discussed in Note 7 to the financial statements, Dura Pharmaceuticals, Inc. announced on October 10, 1997 its intention, subject to certain conditions, to exercise its option to acquire all of the callable common stock of the Company.

DELOITTE & TOUCHE LLP
-------------------------

San Diego, California
March 21, 1997 (October 10, 1997 as to Note 7)

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                    -----------------------------
                                                                        1995            1996       JUNE 30, 1997
                                                                    -------------  --------------  --------------
                                                                                                    (UNAUDITED)
                                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.......................................  $  26,966,535  $   10,628,486  $    3,694,263
  Short-term investments..........................................      8,040,807      13,188,559       8,192,452
                                                                    -------------  --------------  --------------
      Total assets................................................  $  35,007,342  $   23,817,045  $   11,886,715
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Account payable to Dura Pharmaceuticals, Inc....................  $     413,078  $    2,234,293  $    2,933,762
  Accrued liabilities.............................................        400,000           8,153           8,153
                                                                    -------------  --------------  --------------
      Total liabilities...........................................        813,078       2,242,446       2,941,915
                                                                    -------------  --------------  --------------

SHAREHOLDERS' EQUITY:
  Callable common stock, $.001 par value, authorized--
    1,073,334 shares; issued and outstanding--933,334 shares......            933             933             933
  Additonal paid-in capital.......................................     40,423,656      40,641,121      40,641,121
  Callable common stock subscription receivable...................     (6,000,000)
  Unrealized gain (loss) on short-term investments................         (1,866)         14,507           5,665
  Deficit accumulated during the development stage................       (228,459)    (19,081,962)    (31,702,919)
                                                                    -------------  --------------  --------------
      Total shareholders' equity..................................     34,194,264      21,574,599       8,944,800
                                                                    -------------  --------------  --------------
      Total liabilities and shareholders' equity .................  $  35,007,342  $   23,817,045  $   11,886,715
                                                                    -------------  --------------  --------------
                                                                    -------------  --------------  --------------

                See accompanying notes to financial statements.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                      DECEMBER 5,                       DECEMBER 5,                                    DECEMBER 5,
                                        1995                               1995                                           1995
                                      (DATE OF                           (DATE OF                                      (DATE OF
                                   INCORPORATION)                     INCORPORATION)       SIX MONTHS ENDED          INCORPORATION)
                                         TO          YEAR ENDED             TO                   JUNE 30,                 TO
                                     DECEMBER 31,   DECEMBER 31,       DECEMBER 31,    -------------------------       JUNE 30,
                                        1995           1996                1996             1996         1997            1997
                                    -------------   -----------       -------------    -----------  ------------     ------------
                                                                                       (Unaudited)  (Unaudited)       (Unaudited)
REVENUES:
  Contract.......................                    $   200,000      $    200,000                                  $    200,000
  Interest.......................     $   9,188        1,788,419         1,797,607   $ 1,005,948   $    556,482        2,354,089
                                      ---------      -----------      ------------   -----------   ------------     ------------
      Total revenues.............         9,188        1,988,419         1,997,607     1,005,948        556,482        2,554,089
                                      ---------      -----------      ------------   -----------   ------------     ------------

EXPENSES:
  Research and
    development..................       237,647       16,173,971        16,411,618     7,266,173     10,001,100       26,412,718
  General and
    administrative...............                      4,666,292         4,666,292     1,389,400      3,176,339        7,842,631
  Income taxes...................                          1,659             1,659                                         1,659
                                      ---------     ------------      ------------   -----------   ------------     ------------
      Total expenses.............       237,647       20,841,922        21,079,569     8,655,573     13,177,439       34,257,008
                                      ---------     ------------      ------------   -----------   ------------     ------------

NET LOSS.........................     $(228,459)    $(18,853,503)     $(19,081,962)  $(7,649,625)  $(12,620,957)    $(31,702,919)
                                      ---------     ------------      ------------   -----------   ------------     ------------
                                      ---------     ------------      -----------    -----------   ------------     ------------

                See accompanying notes to financial statements.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS


                                                                                                                  DECEMBER 5, 1995
                                    DECEMBER 5, 1995                    DECEMBER 5, 1995      SIX MONTHS ENDED       (DATE OF
                                       (DATE OF                             (DATE OF              JUNE 30,         INCORPORATION)
                                    INCORPORATION) TO    YEAR ENDED     INCORPORATION) TO ------------------------      TO
                                    DECEMBER 31, 1995 DECEMBER 31, 1996 DECEMBER 31, 1996     1996        1997      JUNE 30, 1997
                                    ----------------- ----------------- ----------------- -----------  -----------  -------------
                                                                                          (UNAUDITED)  (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss........................... $  (228,459)      $ (18,853,503)  $(19,081,962)    $(7,649,625)  $(12,620,957) $(31,702,919)
  Adjustments to reconcile net loss
    to net cash provided by (used
    for) operating activities:
    Compensation expense--stock
      options........................                          242,075       242,075         242,075                      242,075
    Changes in assets and
      liabilities:
      Account payable................      237,647           1,996,646     2,234,293       1,219,635        699,469     2,933,762
      Accrued liabilities............                            8,153         8,153          11,318                        8,153
                                     -------------      --------------  ------------      ----------    ------------   ----------
        Net cash provided by (used
          for) operating
          activities.................        9,188         (16,606,629)  (16,597,441)     (6,176,597)   (11,921,488)  (28,518,929)
                                     -------------      --------------  ------------      ----------    ------------   ----------
INVESTING ACTIVITIES:
  Purchases of short-term
    investments......................   (8,042,673)        (31,068,586)  (39,111,259)    (18,025,049)      (199,907)  (39,311,166)
  Sales and maturities of short-term
    investments......................                       25,937,207    25,937,207       8,304,150      5,187,172    31,124,379
                                     --------------     --------------   -----------      ----------     -----------   ----------
        Net cash used for investing
          activities.................   (8,042,673)         (5,131,379)  (13,174,052)     (9,720,899)     4,987,265    (8,186,787)
                                     --------------     --------------   -----------      ----------     -----------   ----------
FINANCING ACTIVITIES:
  Net proceeds from issuance of
    callable common stock............   21,424,589           5,975,390    27,399,979       5,975,390                   27,399,979
  Increase (decrease) in accrued
    issuance costs...................      575,431            (575,431)                     (575,431)
  Contributions from Dura
    Pharmaceuticals, Inc.............   13,000,000                        13,000,000                                   13,000,000
                                     --------------     --------------   -----------      ----------     -----------   ----------
        Net cash provided by
          financing activities.......   35,000,020           5,399,959    40,399,979       5,399,959                   40,399,979
                                     --------------     --------------   -----------      ----------     -----------   ----------
NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS...................   26,966,535         (16,338,049)   10,628,486     (10,497,537)     (6,934,223)   3,694,263

CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD..........................                       26,966,535                    26,966,535      10,628,486
                                     --------------     --------------   -----------      ----------     -----------   ----------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD.............................  $26,966,535       $  10,628,486   $10,628,486     $16,468,998     $ 3,694,263   $3,694,263
                                     --------------     --------------   -----------      ----------     -----------   ----------
                                     --------------     --------------   -----------      ----------     -----------   ----------

                See accompanying notes to financial statements.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                             CALLABLE                   DEFICIT
                                              CALLABLE                        COMMON     UNREALIZED   ACCUMULATED
                                            COMMON STOCK       ADDITIONAL     STOCK      GAIN (LOSS)   DURING THE
                                       ----------------------   PAID-IN    SUBSCRIPTION      ON       DEVELOPMENT
                                        SHARES      AMOUNT      CAPITAL     RECEIVABLE   INVESTMENTS     STAGE          TOTAL
                                       ---------  -----------  ----------  ------------  -----------  ------------   -----------

BALANCE, DECEMBER 5, 1995
  (Date of Incorporation)............
Issuance of callable common stock,
  net................................    933,334   $     933   $27,423,656  $(6,000,000)                             $21,424,589
Contribution from Dura
  Pharmaceuticals, Inc...............                          13,000,000                                             13,000,000
Unrealized loss on
  available-for-sale short-term
  investments........................                                                     $  (1,866)                      (1,866)
Net loss.............................                                                                  $ (228,459)      (228,459)
                                       ---------       -----   ----------  ------------  -----------  ------------   -----------
BALANCE, DECEMBER 31, 1995...........    933,334         933   40,423,656   (6,000,000)      (1,866)     (228,459)    34,194,264
Collection of callable common stock
  subscription receivable............                                        6,000,000                                 6,000,000
Additional issuance costs incurred
  during 1996........................                             (24,610)                                               (24,610)
Unrealized gain on available-for-sale
  short-term investments.............                                                        16,373                       16,373
Compensation expense--stock
  options............................                             242,075                                                242,075
Net loss.............................                                                                  (18,853,503)  (18,853,503)
                                       ---------       -----   ----------  ------------  -----------  ------------   -----------
BALANCE, DECEMBER 31, 1996...........    933,334         933    40,641,121           0    $  14,507    (19,081,962)   21,574,599
UNAUDITED:
Unrealized loss on available-for-sale
  short-term investments.............                                                        (8,842)                      (8,842)
Net loss.............................                                                                  (12,620,957)  (12,620,957)
                                       ---------       -----   ----------  ------------  -----------  ------------   -----------
BALANCE, JUNE 30, 1997...............    933,334   $     933   $40,641,121  $        0    $   5,665   ($31,702,919)  $ 8,944,800
                                       ---------       -----   ----------  ------------  -----------  ------------   -----------
                                       ---------       -----   ----------  ------------  -----------  ------------   -----------

                See accompanying notes to financial statements.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1.  THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

    THE COMPANY--Spiros Development Corporation (the "Company") was incorporated on December 5, 1995 for the purpose of funding the development of Spiros, a proprietary drug delivery system licensed to the Company from Dura Pharmaceuticals, Inc. ("Dura"). Through a series of license, development, and management agreements with Dura, the Company is developing Spiros and the use of Spiros with three leading asthma drugs: albuterol, beclomethasone, and ipratropium (the "Compounds") (see Notes 3 and 4). Two members of the Company's board of directors are officers of Dura.

    BASIS OF ACCOUNTING--The Company is currently engaged in the development of Spiros products and has yet to complete product development, obtain required regulatory approvals, or verify the market acceptance and demand for its products. Accordingly, its activities have been accounted for as those of a "development stage enterprise" as set forth in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a "development stage enterprise" and that the Statements of Operations, Shareholders' Equity, and Cash Flows disclose activities since the date of the Company's inception.

    At December 31, 1996, the Company had working capital of $21.6 million. The Company estimates that these funds will be sufficient to fund product development through 1997. However, completion of the Company's planned development of Spiros with the Compounds will require additional funding.

    CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS--The Company considers cash equivalents to include only highly liquid securities with an original maturity of three months or less. Short-term investments consist of government securities, corporate bonds, and commercial paper which management has classified as available-for-sale in the accompanying financial statements (Note
2). Such investments are carried at fair value, with unrealized gains and losses reported as a separate component of shareholders' equity.

    CONCENTRATION OF CREDIT RISK--The Company invests its excess cash in U.S. Government securities and debt instruments of financial institutions and corporations with strong credit ratings. The Company has established guidelines relative to diversification of its cash investments and their maturities, which are designed to maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any significant losses on its cash equivalents or short-term investments.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and related notes. Changes in those estimates may affect amounts reported in future periods.

    ACCOUNTING FOR STOCK-BASED COMPENSATION--In 1996, the Company elected to adopt only the disclosure provisions of the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Therefore, the adoption of this standard did not have an effect on the Company's financial position or results of operations (see Note 5).

    INTERIM FINANCIAL INFORMATION--The financial statements as of June 30, 1997 for the six months ended June 30, 1997 and 1996 and for the period December 5, 1995 (date of incorporation) to June 30, 1997 are unaudited. These financial statements reflect all adjustments, consisting only of normal recurring adjustments which, in the opinion of management, are necessary to fairly present the Company's financial position as of June 30, 1997, the results of its operations for the six months ended June 30, 1996 and 1997, and the results of operations from December 5, 1995 (date of incorporation) to June 30, 1997. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the year ending December 31, 1997.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  SHORT-TERM INVESTMENTS

    The following is a summary of short-term investments:

                                                                    UNREALIZED     ESTIMATED
                                                                       GAINS         FAIR
                                                         COST        (LOSSES)        VALUE
                                                     -------------  -----------  -------------
DECEMBER 31, 1995:

Corporate obligations..............................  $   8,042,673   $  (1,866)  $   8,040,807

DECEMBER 31, 1996:

Corporate obligations..............................  $  13,174,052   $  14,507   $  13,188,559

    At December 31, 1996, all short-term investments mature within one year.

3.  SHAREHOLDERS' EQUITY

    On December 29, 1995, the Company completed a private placement of 933,334 units. Each unit sold for $30 and consisted of 1 share of the Company's callable common stock and a Series S warrant to purchase 2.4 shares of Dura's common stock. Net proceeds to the Company totaled $27.4 million. The Company also received a $13 million contribution from Dura. In exchange for this contribution and the Series S warrants, Dura has the right ("Spiros Purchase Option") through December 31, 1999, to purchase all of the outstanding shares of the Company's callable common stock at predetermined prices. The purchase price is $46.88 per share through December 31, 1997 and increases on a quarterly basis thereafter to a maximum of $76.17 per share on December 31, 1999. Based on shares outstanding and shares reserved for options outstanding at December 31, 1996, the aggregate purchase price would be $49.8 million through December 31, 1997 to a maximum of $80.8 million on December 31, 1999. The purchase price may be paid, at Dura's discretion, in cash, shares of Dura common stock, or a combination thereof. Dura has no legal obligation to exercise the Spiros Purchase Option.

    In addition, Dura has the option through specific dates to acquire the Company's exclusive rights for the use of albuterol with the cassette version of Spiros ("Albuterol Purchase Option") for a minimum purchase price of $15 million. If Dura exercises the Albuterol Purchase Option and does not exercise its Spiros Purchase Option, Dura will pay a royalty to the Company on net sales of such product. (See Note 7.)

4.  LICENSE, ROYALTY AND DEVELOPMENT AGREEMENTS

    DURA PHARMACEUTICALS, INC.--In connection with the December 29, 1995 private placement, the Company also entered into certain other agreements with Dura which are summarized as follows:

        TECHNOLOGY LICENSE AGREEMENT--Under this agreement, Dura granted to the Company, subject to existing agreements with Mitsubishi Chemical Corporation, a royalty-bearing, perpetual, exclusive license to use Spiros in connection with the Compounds, certain off-patent proteins and compounds, and certain non-exclusive rights to other compounds. This agreement expires upon exercise by Dura of the Spiros Purchase Option and prior to such expiration, Dura may exercise the Albuterol Purchase Option under terms set forth in the agreement.

        INTERIM MANUFACTURING AND MARKETING AGREEMENT--Under this agreement, the Company granted to Dura an exclusive license to manufacture and market Spiros Corp. products in the U.S. in exchange for a royalty of 10.0% on net product sales, as defined. Such agreement expires upon exercise or termination of the Spiros Purchase Option.

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  LICENSE, ROYALTY AND DEVELOPMENT AGREEMENTS (CONTINUED)
        DEVELOPMENT AND MANAGEMENT AGREEMENT--Under this agreement, the Company has engaged Dura to develop the Company's products and provide general management services to the Company. The Company reimburses Dura for (1) all direct development costs plus a fee equal to 25% of all such costs and (2) indirect development costs plus a fee equal to 15% of such costs. The Agreement requires the Company to make payments to Dura for costs made on behalf of the Company within 15 days after the month end in which the costs were incurred. Fees paid to Dura for development of products and general management services were $237,647, $20,598,188 and $20,835,835 for the period December 5, 1995 (date of incorporation) to December 31, 1995, the year ended December 31, 1996, and the period from December 5, 1995 (date of incorporation) through December 31, 1996, respectively.

    MITSUBISHI CHEMICAL CORPORATION ("MCC")--The Company has entered into a license and supply agreement with MCC whereby MCC was granted a license to use and sell Spiros with certain compounds in defined territories located in Asia. Under the agreement, the Company is developing formulations of the compounds for use with Spiros, as well as a process to manufacture such products. The Company is entitled to development payments upon achieving specified milestones. Contract revenue under the agreement is recognized as performance requirements are met. Contract revenue of $200,000 was recorded during the year ended December 31, 1996.

5.  STOCK OPTION PLAN

    Under the 1996 Stock Option Plan (the "Plan"), the Company may grant options to purchase up to 140,000 shares of the Company's callable common stock to employees, directors, and consultants who provide services to the Company at prices not less than 85% of the fair value of a share of callable common stock. These options generally expire ten years from the date of the grant. Unexercised options generally terminate upon the execution of a corporate transaction, as defined in the plan agreement. Shares issued upon the exercise of options are subject to certain restrictions regarding their disposition.

    No options were granted during the period ended December 31, 1995. During the year ended December 31, 1996, options to purchase 128,000 shares were granted at a weighted average exercise price of $31.52, all of which remained outstanding at December 31, 1996. Each of the options was fully exercisable upon the date of the grant. The options granted have exercise prices ranging from $30.00 to $33.87 and had a weighted average remaining contractual life of 9.25 years at December 31, 1996. In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for stock options granted to employees and, accordingly, no compensation cost has been recognized for stock options granted to employees. In accordance with SFAS 123, options granted to non-employees are accounted for based on their estimated fair value at grant date. During the year ended December 31, 1996, 73,000 options were granted to non-employees for which the Company recorded compensation expense of $242,075. If the Company had elected to recognize compensation cost for options granted to employees based on the fair value of the options granted at the grant date, net loss for the year ended December 31, 1996 would have been increased by $193,935. The estimated weighted average fair value at grant date for options granted during 1996 was $3.41. The fair value of options at the date of grant was estimated using the Black-Scholes option-pricing model with the following assumptions:

                         SPIROS DEVELOPMENT CORPORATION
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Expected dividend yield............................................       None
Risk-free interest rate............................................       5.8%
Expected life of options...........................................    2 years

6.  INCOME TAXES

    Deferred taxes represent the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets at December 31, 1996 are as follows:

Net operating loss carryforwards................................  $6,281,973
Research costs capitalized for tax purposes.....................     977,897
Research credit carryforwards...................................     603,720
                                                                  ----------

Total deferred tax assets.......................................   7,863,590
Valuation allowance for deferred tax assets.....................  (7,863,590)
                                                                  ----------
    Net deferred tax assets.....................................  $        0
                                                                  ----------

    The Company has provided a valuation allowance against deferred tax assets due to uncertainties as to their ultimate realization. At December 31, 1996, the Company had federal net operating loss carryforwards totaling approximately $18.2 million which begin to expire in 2010.

7.  EXPERCISE OF SPIROS PURCHASE OPTION BY DURA PHARMACEUTICALS, INC.
    (UNAUDITED)

    On October 10, 1997, Dura Pharmaceuticals, Inc. announced its intention to exercise, prior to the completion of a proposed offering of securities by Spiros Development Corporation II, Inc., an unrelated entity, and subject to providing official notification to the Company's shareholders, its option to acquire all of the Company's callable common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     C. Exhibits

        23.1  Consent dated October 10, 1997 of Deloitte & Touche LLP.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DURA PHARMACEUTICALS, INC.




Date: October 10, 1997                 /s/ Mitchell R. Woodbury
                                       --------------------------------------
                                       Sr. Vice President General Counsel